EXHIBIT 31.2

CERTIFICATIONS

I, Edward G. Sloane, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2010, of Peoples Bancorp Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 23, 2010	By: /s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President,
Chief Financial Officer and Treasurer